Exhibit 10.13

PROMISARY NOTE

$75,000.00	January 1, 2009 to February 1, 2010

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, TRELLIS EARTH PRODUCTS, INC., an Oregon corporation ("Borrower"), hereby promises to pay to the order of WILLIAM COLLINS ("Lender"), at such address or place as Lender may from time to time designate, the sum of $75,000.00, together with interest on such balance from the date of this Note set forth above (the "Disbursement Date") until paid in full as provided below in this Note.

1.           Interest and Payment.

1.1 Interest Rate. Borrower promises to make interest payments, from and including the Disbursement Date until paid in full, on the unpaid principal balance of this Note at a rate equal to 12 percent per annum and calculated on a 365-day accrual basis, compounded monthly. The entire balance of the note becomes due February 1, 2010.

1.2 Maturity Date. The entire unpaid principal balance of this Note and all accrued but unpaid interest thereon shall be due and payable in full on or before the date that is 13 months after the Note Date (above), or immediately upon demand by Lender after a default as provided below in Section 4 (the "'Maturity Date"). The Lender may extend the Maturity Date in writing at the discretion of the Lender.

1.3 Monthly Interest Payments. On the date that is one month after the Disbursement Date and on the same day each month thereafter until the Maturity Date. Borrower shall make a monthly interest payment of 1% of the note principle value.

1.4 Prepayment. All or any part of the principal balance of this Note and all accrued but unpaid interest thereon may be prepaid by Borrower at any time without notice or penalty.

1.5 Place and Time. All payments specified in this Note shall be deemed made when actually received by Lender. All payments shall be made to Lender at such address or place as Lender may from time to time designate, and shall be made without setoff and without prior notice or demand.

1.6 Form and Application. All payments shall be in lawful money of the United States of America. Payments shall be applied as follows: (a) first, to the payment of accrued interest; and (b) second, to the reduction of principal of this Note.

2.           Security. Borrower hereby assigns and grants to Lender a security interest in all inventory of products purchased from the Suppliers (as defined below), now owned or hereafter acquired ("Inventory") as well as receivables of Trellis Earth Products, Inc.

3.          Maturity. The entire unpaid principal balance of this Note and all accrued but unpaid interest thereon shall be due and payable on or before the date that is 13 months after the Note Date, or immediately upon demand by Lender after a default as provided below in Section 4 (the "Maturity Date"). The Lender may extend the Maturity Date in writing at the discretion of the Lender.

4.          Default. Time is of the essence of this Note. A default shall occur if (a) Borrower fails to make any monthly payment under this Note within 10 days after the date that it is due, or (b) if Borrower fails to perform any covenant or obligation of Borrower under this Note and such failure is not corrected after 30 days after written notice of the failure.

5.           Remedies.  In the event of a default, Lender may take any one or more of the following steps:

5.1 Acceleration. Declare the entire unpaid principal balance of the debt evidenced by this Note, and all accrued interest thereon and all other costs and expenses evidenced by this Note, to be immediately due and payable.

5.2 Other Remedies. Pursue any other right or remedy provided in this Note, enforce the security interest given to Lender pursuant to the Uniform Commercial Code and any other applicable law, pursue any other remedy otherwise allowed by law. Lender may pursue any such rights or remedies singly, together or successively. Exercise of any such right or remedy shall not be deemed an election of remedies. Failure to exercise any right or remedy shall not be deemed a waiver of any existing or subsequent default, nor a waiver of any such right or remedy.

6.           Attorney Fees and Collection Costs. Borrower agrees to pay all costs of collection of this Note, including reasonable attorney fees, whether or not litigation is actually commenced. In the event litigation is commenced by a party to this Note to enforce or interpret any provision of this Note, or to collect any amount due under this Note, the prevailing party in such litigation shall be entitled to receive, in addition to all other sums and relief, its reasonable costs and attorney fees, incurred both at and in preparation for trial and any appeal or review, such amount to be set by the court(s) before which the matter is heard.

7.           Amendment. This Note may not be amended, modified or changed, nor shall any provision of this Note be deemed waived, except only by an instrument in writing signed by the party against whom enforcement of any such waiver, amendment, change or modification is sought.

8.           Waivers. Borrower hereby waives (a) diligence, presentment, protest and demand. (b) notice of protest, or consent to any extension or alteration of the time or terms of payment of this Note, any release of all or any part of any security which may be given for the payment of this Note, any acceptance of additional security of any kind, and any release of or resort to any party liable for payment of this Note, any of which may be made without notice to any of such parties.

9.          Binding Agreement. This Note shall be binding upon the successors and permitted assigns of Borrower.

10.          Governing Law. This Note has been executed under and shall be construed and enforced in accordance with the laws of the state of Oregon.

TRELLIS EARTH PRODUCTS, INC.

By:	/s/ William Collins
William Collins, CEO and President

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